                                                                 Exhibit (25)(b)

                        Securities Act of 1933 File No. _________
                        (If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                     SECTION 305(b)(2) __________________
                                 -----------

                           THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION)
             (Exact name of trustee as specified in its charter)

                                  13-2633612
                   (I.R.S. Employer Identification Number)

                 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                  (Address of  principal executive offices)

                                    10081
                                  (Zip Code)
                               ----------------

                            CMS ENERGY CORPORATION
             (Exact  name of obligor as specified in its charter)
                                   MICHIGAN
       (State or other jurisdiction of incorporation  or organization)

                                  38-2726431
                     (I.R.S. Employer Identification No.)

                             FAIRLANE PLAZA SOUTH
                            330 TOWN CENTER DRIVE
                              DEARBORN, MICHIGAN
                  (Address of principal  executive offices)

                                    48126
                                  (Zip Code)
                      ----------------------------------
                               DEBT SECURITIES
                     (Title of the indenture securities)

- -------------------------------------------------------------------------------

ITEM 1.  GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Comptroller of the Currency, Washington, D.C.

                          Board of Governors of The Federal Reserve System, Washington, D. C.

         (b)     Whether it is authorized to exercise  corporate trust powers.

                          Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                 If the  obligor  is an affiliate of the trustee, describe each such affiliation.

                  The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                  (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.
         *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
         *2. -- Copies of the respective authorizations of The Chase Manhattan
                  Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect.
                  (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
         *3. -- Copies of authorizations of The Chase Manhattan Bank
                  (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
         *4. -- A copy of the existing by-laws of the trustee. (See Exhibit
                  T-1 (Item 12(a)), Registration No. 22-26320.)
         *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
         *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
          7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

         *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                              ___________________
                                       1.
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                                      NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 13th day February, 1995.




                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)




By__________________________             Mary Lewicki
                                         Second Vice President





                               _________________
                                       2.

                                   EXHIBIT 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                         THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on September 30, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.
CHARTER NUMBER 2370                                 COMPTROLLER OF THE CURRENCY
STATEMENT OF RESOURCES AND LIABILITIES              NORTHEASTERN DISTRICT

                                                                                                                  THOUSANDS
                                                 ASSETS                                                          OF DOLLARS
 Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin                                                            $  5,329,799
     Interest-bearing balances                                                                                        7,247,035
 Held to maturity securities                                                                                          1,315,347
 Available-for-sale securities                                                                                        5,289,499
 Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold                                                                                               3,043,701
     Securities purchased under agreements to resell                                                                     11,450
 Loans and lease financing receivable:
     Loans and leases, net of unearned income                                            $ 50,033,807
     LESS: Allowance for loan and lease losses                                              1,069,547
     LESS:  Allocated transfer risk reserve
                                                                                        -------------
                                                                                                    0
                                                                                        -------------
     Loans and leases, net of unearned income, allowance, and reserve                                                48,964,260
 Assets held in trading accounts                                                                                     15,642,451
 Premises and fixed assets (including capitalized leases)                                                             1,728,478
 Other real estate owned                                                                                                740,657
 Investments in unconsolidated subsidiaries and associated companies                                                     54,288
 Customers' liability to this bank on acceptances outstanding                                                           704,895
 Intangible assets                                                                                                      811,028
 Other assets                                                                                                         3,962,227
                                                                                                                  -------------
 TOTAL ASSETS                                                                                                       $94,845,115
                                                                                                                  =============
                                              LIABILITIES
 Deposits:
     In domestic offices                                                                                          $  28,883,652
       Noninterest-bearing                                                              $  10,787,819
       Interest-bearing                                                                    18,095,833
                                                                                        -------------
     In foreign offices, Edge and Agreement subsidiaries, and IBFs                                                   34,739,997
       Noninterest-bearing                                                              $   2,533,081
       Interest-bearing                                                                    32,206,916
                                                                                        -------------
 Federal funds  purchased and  securities sold  under agreements  to repurchase  in domestic offices of  the bank and of  its Edge and Agreement subsidiaries,  and in IBFs:
     Federal funds purchased                                                                                          1,958,837
     Securities sold under agreements to repurchase                                                                     346,589
 Demand notes issued to the U.S. Treasury                                                                               418,219
 Trading liabilities                                                                                                 10,707,226
 Other borrowed money:
     With original maturity of one year or less                                                                       3,314,023
     With original maturity of more than one year                                                                       252,491
 Mortgage indebtedness and obligations under capitalized leases                                                          40,761
 Bank's liability on acceptances executed and outstanding                                                               708,649
 Subordinated notes and debentures                                                                                    2,360,000
 Other liabilities                                                                                                    4,126,966
                                                                                                                      ---------
 TOTAL LIABILITIES                                                                                                   87,857,410
                                                                                                                     ----------
 Limited-life preferred stock and related surplus                                                                             0
                                             EQUITY CAPITAL
 Perpetual preferred stock and related surplus                                                                                0
 Common stock                                                                                                           914,334
 Surplus                                                                                                              4,625,213
 Undivided profits and capital reserves                                                                               1,445,029
 Net unrealized holding gains (losses) on available-for-sale securities                                                  (7,882)
 Cumulative foreign currency translation adjustments                                                                     11,011
                                                                                                                   ------------
 TOTAL EQUITY CAPITAL                                                                                                 6,987,705
                                                                                                                   ------------
 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
       AND EQUITY CAPITAL                                                                                          $ 94,845,115
                                                                                                                   ============

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                        (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                     Directors
(Signed) Richard J. Boyle